EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  September 6, 2018

Aspen Group Revenue Growth Rate Accelerates to 70% in the First Quarter of Fiscal 2019

Aspen University’s Core Business Enrollments in August Set Historical Records by Over 25%

NEW YORK, NY – September 6, 2018 - Aspen Group, Inc. (Nasdaq: ASPU), an education technology holding company, today announced financial results for its 2019 fiscal first quarter ended July 31, 2018, highlighted by revenue of $7,221,305, an increase of 70% compared to the first quarter of 2018. This represented an acceleration in revenue growth from 68% growth achieved in the fourth quarter of 2018.

Michael Mathews, Chairman & CEO of Aspen Group, commented, “Our first quarter results reflect significant investment spending to set up the company for continued strong revenue growth. Since February 2018, we’ve increased our academic and corporate operations personnel by 30 people and increased the size of our enrollment center by over 25%. Additionally, we increased our internet advertising spend at Aspen by approximately $250,000 sequentially. This allowed us to achieve historically strong August enrollments and puts the company in position to deliver significant leverage improvements for the remainder of the fiscal year.”

Fiscal Q1 2019 Financial Highlights:*

•

Revenue totaled $7,221,305, an increase of 70% as compared to the prior fiscal year first quarter;

•

Gross Profit totaled $3,309,768, a 40% increase as compared to the prior fiscal year first quarter;

•

Net Loss applicable to shareholders of ($2,837,276), as compared to Net Loss of ($767,079) in the prior fiscal year first quarter; Diluted net loss per share was $(0.15), as compared to a loss of $(0.06) in the prior fiscal year first quarter;

•

EBITDA, a non-GAAP financial measure, totaled a loss of $(2,298,818);

•

Adjusted EBITDA, a non-GAAP financial measure, totaled a loss of $(1,778,348);

In reviewing these comparisons, investors should note Aspen Group acquired United States University (USU) and all its operating expenses on December 1, 2017. For the first quarter, revenues were $7,221,305, an increase of 70% as compared to the prior fiscal year first quarter. USU revenues contributed nearly 18% of the quarterly revenues for the Company, up from nearly 15% the previous quarter.

Gross profit increased to $3,309,768 or 46% gross margin. Aspen University gross profit represented 51% of Aspen University revenues for the first quarter, while USU gross profit equaled 40% of USU revenues during the first quarter. Aspen University instructional costs and services represented 19% of Aspen University revenues for the 2019 first quarter, while USU instructional costs and services equaled 33% of USU revenues during the 2019 first quarter. Aspen University marketing and promotional costs rose to 27% of Aspen University revenues for the 2019 first quarter based on a sequential quarterly increase of internet advertising spend of approximately $250,000, while USU marketing and promotional costs equaled 26% of USU revenues during the 2019 first quarter.

Net loss applicable to shareholders was ($2,837,276) or diluted net loss per share of ($0.15). Aspen University generated $0.2 million of operating income for the first quarter, while USU experienced an operating loss of ($1.1) million during the first quarter. Aspen Group corporate incurred $1.9 million of operating expenses for the first quarter.

EBITDA, a non-GAAP financial measure, was a loss of ($2,298,818) or (32%) as a percentage of revenue. Adjusted EBITDA, a non-GAAP financial measure, was a loss of ($1,778,348) or (25%) as a percentage of revenue. Aspen University generated $0.5 million of Adjusted EBITDA for the first quarter, while USU experienced an Adjusted EBITDA loss of ($0.8) million during the first quarter. Aspen Group corporate contributed $1.5 million toward the ($1,778,348) Adjusted EBITDA loss for the first quarter.

EBITDA and Adjusted EBITDA as a percentage of revenue declined over the past two quarters, primarily as a result of increased spending on marketing and general and administrative expenses. These upfront expenses were incurred to stimulate and support increased enrollment at both universities, and to launch the Aspen University campus in Phoenix. The company expects this first quarter to be the peak operating loss result, with each subsequent quarter showing improved leverage over the remainder of the fiscal year.

The company’s cash loss on an operating basis was $3.4 million primarily due to the operating loss of ($2.8) million. In addition, there’s the cash flow lag effect from our monthly payment plan (“MPP”) program, particularly at USU given they’re ramping their MPP program as 58% of their active students are now on the payment plan. An additional $779,000 net cash was used for capitalized expenses to build out and equip our new campus and for software developed by our technology group in Canada.

August Enrollment Business Update:

The month of August is the start of the seasonal high-point of the enrollment calendar given students’ fall start mentality. Aspen University’s core business units (Nursing + Other and Doctoral) achieved its strongest enrollment month in history with 476 enrollments, which is over 25% higher than any enrollment month in our core business unit history (comparative does not include enrollments for Aspen’s BSN pre-licensure campus, as enrollments for the upcoming BSN pre-licensure November semester will primarily be recorded in October). In August, Aspen’s core Nursing + Other unit delivered 417 enrollments, while Aspen’s Doctoral unit delivered 59 enrollments, both being monthly enrollment records for each unit.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2019 first quarter (ending July 31, 2018) financial results and business outlook on Thursday, September 6, 2018, at 4:30 p.m. (ET). The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 6397498. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a 7 day dial-in replay which can be accessed by dialing toll-free (855)859-2056 or (404)537-3406 (international), passcode 6397498.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Aspen Group nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to the following non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

Aspen Group defines Adjusted EBITDA as earnings (or loss) from continuing operations before the items in the table below. Aspen Group excludes these expenses because they are non-cash or non-recurring in nature.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Aspen Group and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of Adjusted EBITDA to net loss allocable to common shareholders, a GAAP financial measure:

	For the Quarters Ended
	July 31,
	2018	2017
Net income (loss)	$(2,837,276)	$(767,079)
Interest expense, net of interest income	40,353	(12,581)
Depreciation & amortization	498,105	138,720
EBITDA (loss)	(2,298,818)	(640,940)
Bad debt expense	121,805	63,000
Acquisition expense	—	119,282
Non-recurring charges	188,689	354,536
Stock-based compensation	209,976	159,300
Adjusted EBITDA (Loss)	$(1,778,348)	$55,178

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including future strong revenue growth and operating results for the balance of fiscal 2019. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements are included in our filings with the SEC including our Form S-3, our Prospectus Supplement filed April 19, 2018 and our Form 10-K for the year ended April 30, 2018. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
	2018	2018
	(Unaudited)
Assets

Current assets:
Cash	$10,423,660	$14,612,559
Restricted cash	190,506	190,506
Accounts receivable, net of allowance of $571,477 and $468,174, respectively	8,091,147	6,802,723
Prepaid expenses	420,289	199,406
Other receivables	11,094	184,569
Total current assets	19,136,696	21,989,763

Property and equipment:
Call center equipment	158,064	140,509
Computer and office equipment	257,069	230,810
Furniture and fixtures	1,186,979	932,454
Software	3,119,642	2,878,753
	4,721,754	4,182,526
Less accumulated depreciation and amortization	(1,331,565)	(1,320,360)
Total property and equipment, net	3,390,189	2,862,166
Goodwill	5,011,432	5,011,432
Intangible assets, net	9,366,667	9,641,667
Courseware and Accreditation, net	165,705	138,159
Accounts receivable, secured - net of allowance of $625,963, and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	1,497,762	1,315,050
Other assets and Security Deposits	584,966	584,966

Total assets	$39,198,746	$41,588,532

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	July 31,	April 30,
	2018	2018
	(Unaudited)
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,498,984	$2,227,214
Accrued expenses	669,255	658,854
Deferred revenue	2,244,151	1,814,136
Refunds due students	1,118,450	815,841
Deferred rent, current portion	10,729	8,160
Convertible notes payable, current portion	1,050,000	1,050,000
Other current liabilities	230,672	203,371
Total current liabilities	6,822,241	6,777,576

Convertible note payable	1,000,000	1,000,000
Deferred rent	292,229	77,365
Total liabilities	8,114,470	7,854,941

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized,	—	—
0 issued and outstanding at July 31, 2018 and April 30, 2018
Common stock, $0.001 par value; 250,000,000 shares authorized,
18,341,440 issued and 18,324,773 outstanding at July 31, 2018
18,333,521 issued and 18,316,854 outstanding at April 30, 2018	18,341	18,334
Additional paid-in capital	66,744,959	66,557,005
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(35,609,024)	(32,771,748)
Total stockholders’ equity	31,084,276	33,733,591

Total liabilities and stockholders’ equity	$39,198,746	$41,588,532

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the
	Three Months Ended
	July 31,
	2018	2017

Revenues	$7,221,305	$4,242,886

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	3,752,392	1,752,491
General and administrative	5,824,132	3,131,335
Depreciation and amortization	498,105	138,720
Total operating expenses	10,074,629	5,022,546

Operating loss	(2,853,324)	(779,660)

Other income (expense):
Other income	56,401	18,778
Interest expense	(40,353)	(6,197)
Total other income, net	16,048	12,581

Loss before income taxes	(2,837,276)	(767,079)

Income tax expense (benefit)	—	—

Net loss	$(2,837,276)	$(767,079)

Net loss per share allocable to common stockholders – basic and diluted	$(0.15)	$(0.06)

Weighted average number of common shares outstanding: basic and diluted	18,317,830	13,526,374

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED JULY 31, 2018

(Unaudited)

						Total
			Additional			Stockholders'
	Common Stock		Paid-In	Treasury	Accumulated	Equity
	Shares	Amount	Capital	Stock	Deficit
Balance at April 30, 2018	18,333,521	$18,334	$66,557,005	$(70,000)	$(32,771,748)	$33,733,591

Stock-based compensation	—	—	209,976	—	—	209,976
Common stock issued for cashless stock options exercised	5,230	5	(5)	—	—	—
Common stock issued for stock options exercised for cash	2,689	2	7,815	—	—	7,817
Purchase of treasury stock	—	—	—	(7,370,000)	—	(7,370,000)
Resale of treasury stock	—	—	—	7,370,000	—	7,370,000
Fees associated with equity raise	—	—	(29,832)	—	—	(29,832)
Net loss, for the three months ended July 31, 2018	—	—	—	—	(2,837,276)	(2,837,276)
Balance at July 31, 2018	18,341,440	$18,341	$66,744,959	$(70,000)	$(35,609,024)	$31,084,276

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the
	Three months ended
	July 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,837,276)	$(767,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	121,805	63,000
Depreciation and amortization	498,105	138,720
Stock-based compensation	209,976	159,300
Amortization of prepaid shares for services	8,285	—
Changes in operating assets and liabilities:
Accounts receivable	(1,592,941)	(699,020)
Prepaid expenses	(229,168)	(48,902)
Accrued interest receivable	—	(18,400)
Other receivables	173,475	(138,966)
Accounts payable	(728,230)	215,431
Accrued expenses	10,401	(54,827)
Deferred rent	217,433	(3,683)
Refunds due students	302,609	80,324
Deferred revenue	430,015	50,017
Other liabilities	27,301	—
Net cash used in operating activities	(3,388,210)	(1,024,085)

Cash flows from investing activities:
Purchases of courseware and accreditation	(42,917)	(19,000)
Purchases of property and equipment	(735,757)	(261,409)
Net cash used in investing activities	(778,674)	(280,409)

Cash flows from financing activities:
Disbursements for equity offering costs	(29,832)	(4,707)
Proceeds of warrant exercise	7,817	33,876
Purchase of treasury stock	(7,370,000)	—
Resale of treasury stock	7,370,000	—
Offering costs paid on debt financing	—	(267,323)
Senior secured loan	—	5,000,000
Net cash (used in) provided by financing activities	(22,015)	4,761,846

Net (decrease) increase in cash and restricted cash	(4,188,899)	3,457,352

Cash and restricted cash at beginning of period	14,803,065	2,756,217

Cash and restricted cash at end of period	$10,614,166	$6,213,569

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$3,346
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Warrants issued as part of senior secured loan	$—	$478,428